
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST-II

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       9,224,905
<SECURITIES>                               271,688,855<F1>
<RECEIVABLES>                                2,054,377
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            16,740,717<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             299,708,854
<CURRENT-LIABILITIES>                        1,628,347<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   298,653,573
<OTHER-SE>                                   (573,066)<F4>
<TOTAL-LIABILITY-AND-EQUITY>               299,708,854
<SALES>                                              0
<TOTAL-REVENUES>                            15,053,900<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,707,486<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             11,346,414
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         11,346,414
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                11,346,414
<EPS-PRIMARY>                                      .62
<EPS-DILUTED>                                      .62

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") insured mortgages of $150,789,589 and Additional Loans of $29,952,351), Participating Insured
Mortgages ("PIMs") of $49,501,970 and Mortgage-Backed Securities ("MBS") of
$41,444,945
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $4,113,753 and prepaid participating servicing of
$5,494,547 net of accumulated amortization of $1,123,719
<F3>Includes deferred income on Additional Loans of $1,608,977
<F4>Unrealized loss on MBS
<F5>Represents interest income on investments in mortgages and cash
<F6>Includes $1,561,256 of amortization for prepaid fees and expenses

